Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-effective Amendment to Registration Statement (No. 333-182417) on Form N-1A of Two Roads Shared Trust of our report dated October 26, 2012, relating to our audit of the financial statements of Belvedere Alternative Income Fund, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in such Prospectus.

/s/ McGladrey LLP

Denver, Colorado

October 26, 2012